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                                                                   Exhibit 10.51

                                THIRD AMENDMENT
                                     TO THE
                      FISHER SCIENTIFIC INTERNATIONAL INC.
                         SAVINGS AND PROFIT SHARING PLAN

      WHEREAS, Fisher Scientific International Inc. desires to amend the Fisher Scientific International Inc. Savings and Profit Sharing Plan (the "Plan") to provide for immediate eligibility to participate in the Plan and to increase the amount of Before-Tax Contributions and After-Tax Contributions a Participant may elect to contribute to the Plan to 50% of the Participant's Compensation; and

      WHEREAS, Section 11.1 of the Plan grants the Administrative and Investment Committee (the "Committee") the authority to make amendments to the Plan which will not involve an estimated annual cost under the Plan in excess of $500,000;

      NOW,THEREFORE, it hereby is:

      RESOLVED THAT the Plan be hereby amended as follows:

1. Section 1.21 of the Plan is amended and restated effective January 1, 2003 as follows:

      "1.21. Eligibility Service means the completion by an Employee of an Hour of Service.

2. Section 3.1(a), (b) and (c) of the Plan is hereby amended and restated effective as of January 1, 2003 as follows:

      "3.1 Employee Contributions:

      (a) Before-Tax Contributions. A Participant may elect to make Before-Tax Contributions on a form provided by the Committee. A Participant may elect a deferral of cash Compensation otherwise payable to such Participant, in a whole percentage selected by the Participant which may not be less than 1% of Compensation and which may not exceed the lesser of (i) 50% of Compensation, or (ii) $11,000 (adjusted from time to time for increases in the cost-of-living made pursuant to Code Section 402(g)(5)) ("Section 402(g) limit").

      (b) After-Tax Contributions. A Participant may elect to make After-Tax Contributions on a form provided by the Committee. A Participant may contribute cash Compensation otherwise payable to such Participant, in a whole percentage selected by the Participant which may not be less than 1% of Compensation and which may not exceed 50% of Compensation.


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      (c) Aggregate Limit on Before-Tax and After-Tax Contributions. In addition to the limitations described in paragraphs (a) and (b), the total amount of Before-Tax and After-Tax Contributions shall not exceed 50% of Compensation. Also, the Committee may limit the Before-Tax and After-Tax Contributions of Highly Compensated Employees in any manner under rules uniformly applied to all Highly Compensated Employees."

      IN WITNESS WHEREOF, the Fisher Scientific International Inc. Savings and Profit Sharing Plan is amended the 10 day of December, 2002.


                                        ADMINISTRATIVE AND INVESTMENT COMMITTEE


                                        /s/ Paul M. Meister
                                        ------------------------------------
                                        Paul M. Meister

                                        /s/ Todd M. DuChene
                                        ------------------------------------
                                        Todd M. DuChene